Exhibit 10.22

EXECUTION VERSION

AMENDMENT NUMBER EIGHT

to the

MASTER REPURCHASE AGREEMENT

Dated as of May 17, 2013,

between

VELOCITY COMMERCIAL CAPITAL, LLC

and

CITIBANK, N.A.

This AMENDMENT NUMBER EIGHT (this “Amendment Number Eight”) is made this 3rd day of February, 2016, between VELOCITY COMMERCIAL CAPITAL, LLC (“Seller”) and CITIBANK, N.A. (“Buyer”), to the Master Repurchase Agreement, dated as of May 17, 2013, between Seller and Buyer, as such agreement may be amended from time to time (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Seller has requested that Buyer agree to amend the Agreement, and the Buyer has agreed, subject to the terms and conditions set forth herein; and

WHEREAS, as of the date hereof, Seller represents to Buyer that Seller is in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendment. Effective as of February 3, 2016 (the “Amendment Effective Date”), but subject to the condition precedent set forth in Section 2 below, the Agreement is hereby amended as follows:

(a) Section 2 of the Agreement is hereby amended by deleting the definitions of “Executive Order”, “Obligations”, and “Prohibited Person” in their entirety and replacing them with the following:

“Executive Order” shall mean Executive Order 13224 — Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism.

“Obligations” shall mean (a) all of Seller’s obligations to pay the Repurchase Price on the Repurchase Date and other obligations and liabilities (including, without limitation, the Commitment Fee and Non-Utilization Fee) of Seller to Buyer, its Affiliates, Custodian or any other Person arising under, or in connection with, the Program Documents or directly related to the Purchased Loans, whether now existing or hereafter arising; (b) any and all sums paid by Buyer or on behalf of Buyer pursuant to the Program Documents in order to preserve any Purchased Loan or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Seller’s indebtedness, obligations or liabilities referred to in clause (a), the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Loan, or of any exercise by Buyer or any Affiliate of Buyer of its rights under the Program Documents, including without limitation, reasonable attorneys’ fees and disbursements and court costs; and (d) all of Seller’s indemnity obligations to Buyer pursuant to the Program Documents.

“Prohibited Person” shall mean any Person:

(i) listed in the Annex to the Executive Order, or otherwise subject to the provisions of, the Executive Order;

(ii) that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii) with whom Buyer is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

(iv) that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(v) that is named as a “specially designated national and blocked person” on the most current list published by the OFAC at its official website, http://www.treas.gov.ofac/t11sdn.pdf or at any replacement website or other replacement official publication of such list; or

(vi) that is an Affiliate of a Person listed above.

(b) Section 2 of the Agreement is hereby amended by adding the definitions of “Anti-Terrorism Laws,” “Covered Entity,” “Non-Exempt Person,” “Non-Utilization Fee”, “Non-Utilization Percentage,” “Price Differential Accrual Period”, “Reportable Compliance Event,” “Sanctioned Country,” “Sanctioned Person” and “U.S. Person” in their entirety, in the appropriate alphabetical order:

“Anti-Terrorism Laws” shall mean any Requirements of Law relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Requirements of Law, all as amended, supplemented or replaced from time to time.

“Covered Entity” shall mean (a) each of Seller and Guarantor and each of their respective Subsidiaries, all owners of the foregoing and all brokers or other agents of Seller or Guarantor acting in any capacity in connection with the Servicing Agreement and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Non-Exempt Person” shall mean any Person other than a Person who is either (a) a U.S. Person or (b) has provided for the relevant year such duly-executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (i) any income tax treaty between the United States and the country of residence of such Person, (ii) the Code, or (iii) any applicable rules or regulations in effect under clauses (a) or (b) above, permit the Servicer to make such payments free of any obligation or liability for withholding.

“Non-Utilization Fee” shall have the meaning assigned to it in the Pricing Side Letter.

“Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

“Sanctioned Country” shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Laws.

“Sanctioned Person” shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Laws.

“U.S. Person” shall mean (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a U.S. person under any applicable U.S. Department of Treasury Regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more such U.S. persons have authority to control all substantial decisions of such trust. Notwithstanding the preceding sentence, to the extent provided in applicable U.S. Department of Treasury Regulations, certain trusts in existence on August 20, 1996, and treated as U.S. persons prior to such date that elect to continue to be so treated also will be considered U.S. persons.

(c) Section 4 of the Agreement is hereby amended by adding new Section 4(d) at the end thereof as follows:

(d) Non-Utilization Fee. Seller agrees to pay to Buyer the Non-Utilization Fee as set forth in the Pricing Side Letter.

(d) Section 9(b)(xiii) of the Agreement is hereby amended by deleting the section in its entirety and replacing it with the following:

(xiii) Seller shall have paid to Buyer all fees and expenses owed to Buyer in accordance with this Agreement and any other Program Document including, without limitation the amount of any Commitment Fees and/or Non-Utilization Fees then due and owing, and all of Buyer’s attorney fees and expenses and due diligence expenses then due and owing.

(e) Section 12 of the Agreement is hereby amended by deleting Section 12(aa) and Section 12(bb) in their entirety and replacing them with the following:

(aa) USA Patriot Act; OFAC. None of Seller, Guarantor or any of their Affiliates, is a Prohibited Person and Seller and Guarantor are in full compliance with all applicable orders, rules, regulations and recommendations of OFAC. None of Seller, Guarantor or any of their members, directors, executive officers, parents or Subsidiaries: (1) is subject to U.S. or multilateral economic or trade sanctions currently in force; (2) is owned or controlled by, or acts on behalf of, any governments, corporations, entities or individuals that are subject to U.S. or multilateral economic or trade sanctions currently in force; (3) is a Prohibited Person or is otherwise named, identified or described on any blocked persons list, designated nationals list, denied persons list, entity list, debarred party list, unverified list, sanctions list or other list of individuals or entities with whom U.S. Persons may not conduct business, including but not limited to lists published or maintained by OFAC, lists published or maintained by the U.S. Department of Commerce, and lists published or maintained by the U.S. Department of State. Each of Seller and Guarantor has established an anti-money laundering compliance program as required by all applicable anti-money laundering laws and regulations, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”) (collectively, the “Anti-Money Laundering Laws”).

(bb) Anti-Money Laundering. Seller and Guarantor have complied with all applicable Anti-Money Laundering Laws, have conducted the requisite due diligence in connection with the acquisition of each Loan for purposes of the Anti-Money Laundering Laws, and will maintain sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws; no Loan is subject to nullification pursuant to the Executive Order 13224 or the regulations promulgated by OFAC (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of the Executive Order or the OFAC Regulations or listed as a “blocked person” for purposes of the OFAC Regulations.

(f) Section 12 of the Agreement is hereby amended by adding new Section 12(hh) and Section 12(ii) to the end thereof as follows:

(hh) Non-Exempt Person. Neither Seller nor Guarantor is a Non-Exempt Person.

(ii) Anti-Money Laundering/International Trade Law Compliance. As of the date of this Agreement, and at all times until this Agreement has been terminated and all Obligations hereunder have been paid in full: (A) no Covered Entity (1) is a Sanctioned Person; (2) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (3) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (4) engages in any dealings or transactions prohibited by any Anti-Terrorism Law; (B) the proceeds of any Program Document will not be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Country or Sanctioned Person in violation of any law; (C) the funds used to pay the Servicer or Buyer are not derived from any unlawful activity; and (D) each Covered Entity is in compliance with, and no Covered Entity engages in any dealings or transactions prohibited by, any Requirements of Law, including but not limited to any Anti-Terrorism Laws. Each of Seller and Guarantor covenants and agrees that it shall immediately notify Buyer in writing upon the occurrence of a Reportable Compliance Event.

(g) Section 13(h) of the Agreement is hereby amended by deleting Section 13(h) in its entirety and replacing it with the following:

(h) OFAC. At all times throughout the term of this Agreement, each of Seller and Guarantor (a) shall be in full compliance with all applicable orders, rules, regulations and recommendations of OFAC and (b) shall not permit any Loans to be maintained, insured, traded, or used (directly or indirectly) in violation of any United States statutes, rules or regulations, in a Prohibited Jurisdiction or by a Prohibited Person.

(h) Section 18(u) of the Agreement is hereby amended by deleting Section 18(u) in its entirety and replacing it with the following:

(u) Seller fails to pay any portion of the Commitment Fee or Non-Utilization Fee when due hereunder; or

SECTION 2. Condition Precedent. As a condition precedent to the effectiveness of this Amendment Number Eight, Seller shall have paid to Buyer the first installment of the Facility Upsize Commitment Fee (as defined in the Pricing Side Letter).

SECTION 3. Fees and Expenses. Seller agrees to pay to Buyer all reasonable out of pocket costs and expenses incurred by Buyer in connection with this Amendment Number Eight (including all reasonable fees and out of pocket costs and expenses of the Buyer’s legal counsel) in accordance with Sections 23 and 25 of the Agreement.

SECTION 4. Representations. Seller hereby represents to Buyer that as of the date hereof, Seller is in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

SECTION 5. Binding Effect; Governing Law. This Amendment Number Eight shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. THIS AMENDMENT NUMBER EIGHT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 6. Counterparts. This Amendment Number Eight may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 7. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number Eight need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

IN WITNESS WHEREOF, Seller and Buyer have caused this Amendment Number Eight to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

VELOCITY COMMERCIAL CAPITAL, LLC
(Seller)

By:	/s/ Jeff Taylor

Name:	Jeff Taylor
Title:	Executive Vice President

CITIBANK, N.A.
(Buyer)

By:

Name:
Title:

Amendment Eight to MRA

IN WITNESS WHEREOF, Seller and Buyer have caused this Amendment Number Eight to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

VELOCITY COMMERCIAL CAPITAL, LLC
(Seller)

By:

Name:
Title:

CITIBANK, N.A.
(Buyer)

By:	/s/ Susan Mills

Name:	Susan Mills
Title:	Vice President
Citibank, N.A.

Amendment Eight to MRA